EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ONAR Completes Largest Acquisition in Company History: Advertise Purple Adds $17.1 Million of Revenue and $4.4 Million of Net Income, Bringing Combined Pro Forma Revenue to Approximately $23.5 Million

The acquired business generated approximately $6.6 million of adjusted EBITDA in fiscal year 2025; Bloom, Advertise Purple’s proprietary data and analytics platform with more than 111 million performance records, joins ONAR Labs alongside Retina AI and Cortex

Miami, FL, September 30, 2026 (GLOBE NEWSWIRE) -- ONAR Holding Corporation (OTC PINK: ONAR) (“ONAR” or the “Company”), an AI-powered marketing platform, today announced that it has completed its acquisition of Advertise Purple, a Santa Monica, California-based affiliate marketing agency, in the largest acquisition in the Company’s history, funded by the $15 million financing announced yesterday. On a pro forma basis, the combined company generated approximately $23.5 million of revenue in fiscal year 2025, approximately seven times ONAR’s reported standalone revenue for the same period. Advertise Purple contributes a business that generated approximately $17.1 million of net revenue and $4.4 million of net income in fiscal year 2025, representing approximately $6.6 million of adjusted EBITDA, a non-GAAP measure reconciled below. Total consideration for the acquisition is up to $27,825,000, assuming all earnout thresholds are met, and the complete terms are set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2026.

Advertise Purple is a leading U.S. affiliate and partnership marketing agency, managing affiliate programs for more than 400 active brands with no single client representing more than approximately five percent of revenue. Advertise Purple Chief Executive Officer Jonathan Moisan and Chief Growth Officer Rowland Hazard will continue to lead the business, and the consideration is structured so that a meaningful portion is earned through the future growth of the business they run.

The Bloom Platform

At the core of Advertise Purple’s operating model is Bloom, its proprietary data, analytics, and workflow platform. Bloom serves as both the client-facing performance dashboard and the internal operating system through which Advertise Purple manages affiliate programs at scale: it ingests first-party client data across transactions, products, and affiliate activity, and drives partner selection, commission optimization, and program management across the agency’s book. The platform holds more than 111 million performance records accumulated across thousands of client programs, and in the past year Advertise Purple added AI-enabled natural language access to the platform.

Bloom now joins ONAR Labs, the Company’s technology division, alongside Retina AI, ONAR’s predictive customer intelligence platform, and Cortex, its offline and online sales attribution platform. The combination is the reason the Company believes this acquisition is transformational rather than merely additive: affiliate marketing is one of the fastest-growing channels in performance marketing and remains one of the hardest to measure, and the combination of Bloom’s accumulated performance data with Retina AI’s predictive modeling and Cortex’s attribution gives ONAR the components of a measurement capability the affiliate category has lacked. As the Company wrote in its July letter to stockholders, “We buy strong agencies, we put our own technology inside them, and the same team serves more clients.”

1

The acquisition also transforms the profile of the Company as it pursues the uplisting to the Nasdaq Stock Market announced in its July letter to stockholders. That letter set out four priorities: completing a transformative acquisition, closing a proposed $15 million financing, converting a portion of outstanding debt into equity, and pursuing the Nasdaq listing. With the financing announced yesterday and the acquisition completed today, three of the four are done. The scale, profitability, and technology the combined company now carries are foundational to the fourth, and the pursuit of the listing continues as described in the Company’s filings.

“Fourteen months ago, this company was behind on its filings and carrying a balance sheet that limited every decision we made. Today, Advertise Purple, its team, and the Bloom platform are part of ONAR, and the plan we published in July is three-quarters complete,” said Claude Zdanow, Chief Executive Officer of ONAR. “I want stockholders to understand why this one is different. We didn’t just buy revenue. We bought the largest data asset this company has ever owned, in a channel that’s growing fast and has never been measured well, and we build the technology that fixes exactly that. What comes now is the part I respect most: integration, execution, and earning the numbers. We closed on a date we set ourselves, and we intend to keep working that way.”

“We spent a decade building Advertise Purple into the agency brands trust with their affiliate spend, and Bloom is a big part of why they trust us,” said Jonathan Moisan, Chief Executive Officer of Advertise Purple. “Joining ONAR puts real engineering behind Bloom, and pairing it with Retina AI and Cortex means our clients get answers this channel has never been able to give them. Our team stays, our standards stay, and now we have a platform behind us.”

Advertise Purple was advised by Woodland Park Capital Advisors, with support from PanArgent Capital Advisors.

About Advertise Purple

Advertise Purple is a leading U.S. affiliate and partnership marketing agency based in Santa Monica, California. The agency designs, manages, and optimizes affiliate programs for more than 400 active brands across e-commerce, consumer products, software, and services, powered by Bloom, its proprietary data, analytics, and workflow platform.

About ONAR Holding Corporation

ONAR Holding Corporation (OTC PINK: ONAR) is an AI-powered marketing platform. ONAR owns and operates a group of specialist marketing agencies serving middle-market and growth-stage brands across performance marketing, creative, and commerce. Its technology division, ONAR Labs, develops and houses the Company’s proprietary technology, including ONAR AI, a marketing intelligence platform deployed across the Company’s agencies to improve productivity; Retina AI, a predictive customer intelligence platform; and Cortex, an offline and online sales attribution platform. ONAR continues to expand the platform through disciplined acquisitions, including JUICE, Scale Partner, and Advertise Purple. Learn more at www.onar.com.

2

Non-GAAP Financial Measures and Unaudited Pro Forma Information

Adjusted EBITDA is a non-GAAP financial measure and should not be considered an alternative to net income or any other measure prepared in accordance with GAAP. Advertise Purple’s adjusted EBITDA for fiscal year 2025 of approximately $6.6 million is derived from its net income of approximately $4.4 million, adjusted for the following items identified in an independent quality of earnings review: compensation-related adjustments of approximately $712,000; state franchise taxes of approximately $520,000; website and software development costs of approximately $435,000; officer compensation of approximately $144,000; excess rent of approximately $116,000; and professional fees, travel and entertainment, and other items of approximately $224,000. Advertise Purple’s historical financial information is unaudited. The pro forma combined revenue figure in this release is preliminary, unaudited, presented for illustrative purposes only, and gives effect to the acquisitions completed by the Company during and after fiscal year 2025 as if they had occurred at the beginning of that period, and is not necessarily indicative of the results that would have been achieved had the transactions occurred on the dates indicated. The Company expects to file the historical financial statements of Advertise Purple and unaudited pro forma financial information required by Items 2.01 and 9.01 of Form 8-K within the time period permitted by those Items.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities. Securities issued in the financing referenced above were offered and sold in a private placement to accredited investors, have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward-Looking Statements

This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding the Company’s future financial condition, results of operations, business operations and business prospects, the integration of Advertise Purple, the payment of earnout and seller note obligations, pro forma financial information, any potential conversion of securities, any potential uplisting, and any other potential acquisitions, financings, and debt restructurings, are forward-looking statements. Pro forma combined figures are presented for illustrative purposes only and are not necessarily indicative of the results that would have been achieved had the acquisition occurred in the period presented, and do not constitute guidance. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe,” and similar words and expressions are intended to identify forward-looking statements. These statements reflect the Company’s current expectations, are not guarantees of future performance, and involve known and unknown risks and uncertainties, including the substantial doubt about the Company’s ability to continue as a going concern described in its SEC filings, the Company’s working capital deficit and increased indebtedness following the transactions described above, integration risks, the risk that expected benefits of the acquisition are not realized, the need for additional financing, market conditions, competition, client retention, and regulatory changes, any of which could cause actual results to differ materially. Detailed risk factors are included in the Company’s filings with the SEC, including its Annual Report on Form 10-K and its Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date hereof. The Company assumes no obligation to update these statements except as required by law.

Media and Investor Contact

ONAR Holding Corporation

Investor Relations

IR@onar.com

(213) 437-3081

www.onar.com

# # #

3